UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 1, 2026

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 001-42681

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel	6971068
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 9-774-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2025, Viewbix Inc. (the “Company”) entered into a securities purchase agreement (the “Original SPA”) with certain accredited investors (the “Investors”) in connection with a private placement (the “Private Placement Offering”). The Original SPA as a closing condition had that the Company shall have entered into a definitive and binding agreement to acquire 100% of the share capital on a fully diluted basis of Quantum X Labs Ltd. (“Quantum”). To date, the Company has entered into a definitive and binding agreement to acquire only 85.01% of the share capital on a fully diluted basis of Quantum (the “Acquisition”). Accordingly, the Company and the Investors have agreed to amend certain terms of the Private Placement Offering.

On January 1, 2026, the Company entered into an amended and restated securities purchase agreement (the “Purchase Agreement”) with the Investors pursuant to which the Company agreed to sell and issue in the Private Placement Offering an aggregate of 800,000 shares of Common Stock (the “Private Placement Shares”) or pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) in lieu of the Private Placement Shares. Each Private Placement Share and Pre-Funded Warrant will be sold together with a number of warrants equal to 80% of the aggregate number of Private Placement Shares and Pre-Funded Warrants sold in the Private Placement Offering, or in total warrants to purchase up to an aggregate of 640,000 shares of Common Stock (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”, and the Warrants together with the Private Placement Shares, the “Securities”), at a combined purchase price of $1.75 per Private Placement Share and accompanying Common Warrant and $1.74999 per Pre-Funded Warrant and accompanying Common Warrant.

The Private Placement Offering and the issuance of the Securities is expected to close during the first quarter of 2026, subject to the satisfaction of customary closing conditions, receipt of the approval of the Company’s stockholders in accordance with applicable rules or regulations of the Nasdaq Stock Market LLC (the “Stockholder Approval”), including receipt of the Stockholder Approval related to the Acquisition. The Private Placement Offering was made without an underwriter, placement agent, broker, or dealer.

The Pre-Funded Warrants will be immediately exercisable upon issuance at an exercise price of $0.00001 per share and will not expire until exercised in full. The Common Warrants will be immediately exercisable upon issuance at an exercise price of $2.625 per share, subject to adjustment as set forth therein, and will expire five years from the issuance date. The Common Warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares of Common Stock underlying the Common Warrants. A holder of the Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of shares of Common Stock would be aggregated with the holder’s or any of the holder’s affiliates), would beneficially own shares of Common Stock in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement on November 5, 2025 (the “Registration Rights Agreement”) with each investor. Pursuant to the Registration Rights Agreement, the Company is required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Private Placement Shares and the shares of Common Stock issuable upon exercise of the Warrants within thirty (30) calendar days after the Closing Date (the “Filing Date”), and to have such Registration Statement declared effective within sixty (60) calendar days after the Filing Date in the event the Registration Statement is not reviewed by the SEC, or ninety (90) calendar days of the Filing Date in the event the Registration Statement is reviewed by the SEC. If, due to a shutdown or suspension of operations of the U.S. federal government or the SEC, the Registration Statement cannot be declared effective, the Company shall not be deemed to be in breach of the Registration Rights Agreement for failure to cause such Registration Statement to be declared effective during such period.

The Purchase Agreement and the Registration Rights Agreement contain representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Company also entered into an advisory agreement (the “Advisory Agreement”) with L.I.A. Pure Capital Ltd. (“the Advisor”) pursuant to which the Advisor agreed to provide advisory services in connection with the Private Placement Offering. The Company agreed to pay a commission to the Advisor of (i) a cash fee of $70,000 and (ii) a warrant to purchase 32,000 shares of Common Stock (the “Advisor Warrant”). Payment of the commission is conditioned upon the closing of the Private Placement Offering. The Advisor Warrant will have the same terms as the Common Warrants issued in the Private Placement Offering. In addition, in connection with the closing of the Private Placement Offering, the Company shall repay $200,000 of the outstanding loan amount owed to the Advisor pursuant to that certain Amended and Restated Facility Agreement, dated July 22, 2024, by and between the Company and by and between such lenders set forth in Schedule 1 thereto, including the Advisor.

Aggregate gross proceeds to the Company in respect of the Private Placement Offering are expected to be approximately $1.4 million, before deducting fees payable to the Advisor and other offering expenses payable by the Company. If the Warrants are exercised in cash in full this would result in an additional $1.68 million of gross proceeds.

The Private Placement Shares, the Warrants to be issued in the Private Placement Offering and the shares of Common Stock underlying the Warrants are being offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The investors have represented that they are accredited investors, as that term is defined in Regulation D, or qualified institutional buyers as defined in Rule 144(A)(a), and have acquired such securities for their own account and have no arrangements or understandings for any distribution thereof. The offer and sale of the foregoing securities is being made without any form of general solicitation or advertising. None of the Private Placement Shares, the Warrants to be issued in the Private Placement Offering, nor the shares of Common Stock underlying the Warrants have been registered under the Securities Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This Current Report on Form 8-K (this “Current Report”) shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Common Warrants and the Registration Rights Agreement are not complete, and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report and are incorporated by reference herein.

Warning Concerning Forward Looking Statements

This Current Report contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. For example, this Current Report states that the Private Placement Offering is expected to close in the first quarter of 2026. In fact, the closings of the Private Placement Offering and the Acquisition are each subject to various conditions and contingencies as are customary in transactions of such nature in the United States. In addition, the Company is using forward-looking statements when it discusses the completion of final due diligence, the execution of definitive agreements, approval by the Company’s stockholders and the satisfaction of customary closing conditions. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report regarding the unregistered securities described herein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Pre-Funded Warrant
10.3	Form of Common Warrant
10.4	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: January 2, 2026